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                                                                     Exhibit 8.1


                             WILLKIE FARR & GALLAGHER
                               ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK  10022



September 5, 1997



Paging Network do Brasil S.A.
Rua Alexandre Dumas, 1,711
Chacara Santo Antonio
Sao Paulo, 04717-004
BRAZIL


    Re:  US$125,000,000 131/2% Senior Notes due 2005
         Exchange Offer
         -------------------------------------------


Ladies and Gentlemen

We have acted as United States counsel for Paging Network do Brasil S.A. a Brazilian corporation, (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form F-4 under the Securities Act of 1933, as amended, relating to the proposed issuance, in exchange for US$125,000,000 aggregate principal amount of the Company's 131/2% Senior Notes due 2005 (the "Old Notes"), of US$125,000,000 aggregate principal amount of the Company's 131/2% Senior Notes due 2005 (the "New Notes"). The New Notes are to be issued pursuant to an indenture dated as of June 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the subheading "United States" to the heading "Tax Considerations" accurately describe the material Federal income tax consequences to holders of the New Notes issued pursuant to the Prospectus.

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Paging Network do Brasil S.A.
September 5, 1997
Page 2


We know that we are referred to under the heading "Legal Matters" in the Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.


Very truly yours,

/s/ Willkie Farr & Gallagher